EXHIBIT 99.5

I/N Tek
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and
Nippon Steel Corporation)

Financial Statements as of
December 31, 2019 and December 31, 2018, and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Partners and Management Committee of
I/N Tek
New Carlisle, Indiana

We have audited the accompanying financial statements of I/N Tek (A Partnership between Subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation) (the “Partnership”) which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations and comprehensive income, changes in partners’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As more fully described in Notes 1, 2, 3, 4, and 5, the Partnership has engaged in significant transactions with subsidiaries of ArcelorMittal USA LLC and Nippon Steel Corporation and their affiliates, under terms and conditions prescribed by the partners. Because of these relationships, the terms of these transactions may not be the same as those that would result from transactions among unrelated parties. Accordingly, the accompanying financial statements may not be indicative of the financial position that would have existed or the results of operations that would have occurred had the Partnership operated without such affiliations. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

March 30, 2020
Chicago, IL

I/N TEK
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

BALANCE SHEETS
AS OF DECEMBER 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,924,633	$2,113,310
Receivables from related parties:
I/N Kote	361,027	174,459
ArcelorMittal USA LLC–Indiana Harbor East	50,253,269	45,979,458
Other current assets	538,962	628,265
Total current assets	53,077,891	48,895,492
PROPERTY, PLANT, AND EQUIPMENT–At cost
Land and improvements	10,184,106	10,187,367
Building and improvements	58,546,857	58,546,857
Machinery and equipment	591,388,129	578,315,830
Construction in progress	9,222,380	12,023,954
Less accumulated depreciation and amortization	(569,629,541)	(563,499,895)
Property, plant, and equipment–net	99,711,931	95,574,113
Other assets:
Spares and repair parts	15,871,557	15,070,715
Other noncurrent assets	61,313	78,831
Total other assets	15,932,870	15,149,546
TOTAL	$168,722,692	$159,619,151
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$3,303,549	$2,674,269
Payable to related parties:
ArcelorMittal USA LLC	1,081,549	1,219,706
Nippon Steel & Sumitomo Metal U.S.A., Inc.	35,200	30,103
AMUSA Tek, Inc.	3,391,747	2,655,444
NS Tek, Inc.	2,261,164	1,770,296
Accrued interest to Partners	608,307	654,630
Accrued utilities	2,996,426	2,921,510
Other accrued liabilities	11,083,661	11,970,835
Current portion of capital loan from Partners	18,562,624	13,728,151
Total current liabilities	43,324,227	37,624,944
Long-term liabilities:
Long-term capital loan from Partners	19,688,407	28,285,288
Deferred employee benefits	76,478,366	65,752,917
Total long-term liabilities	96,166,773	94,038,205
Total liabilities	139,491,000	131,663,149
Commitments and contingencies (See Note 4 and Note 8)
PARTNERS’ EQUITY:
Retained earnings, net of distributions	39,436,678	30,446,862
Accumulated other comprehensive loss	(10,204,986)	(2,490,860)
Total partners’ equity	29,231,692	27,956,002
TOTAL	$168,722,692	$159,619,151
See notes to financial statements.

I/N TEK
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
TOLLING REVENUE	$167,216,544	$167,776,879

OPERATING COSTS AND EXPENSES:
Processing costs - excluding depreciation and amortization disclosed below	89,187,581	92,646,971
General and administrative expenses	877,407	900,301
Depreciation and amortization	8,862,240	9,044,443
Total operating costs and expenses	98,927,228	102,591,715
OPERATING INCOME	68,289,316	65,185,164

NON-OPERATING POSTRETIREMENT BENEFIT EXPENSE	(825,142)	(624,386)
INTEREST EXPENSE TO PARTNERS	(1,050,507)	(1,099,989)
Total other expense, net	(1,875,649)	(1,724,375)
NET INCOME	66,413,667	63,460,789

OTHER COMPREHENSIVE (LOSS) INCOME:
Defined benefit plans:
Net actuarial (losses) gains arising during period	(6,483,281)	5,086,296
Prior service cost from plan amendments	—	(1,654,135)
Amortization of actuarial losses and prior service (credit)	(1,230,845)	(858,345)
Total other comprehensive (loss) income	(7,714,126)	2,573,816
COMPREHENSIVE INCOME	$58,699,541	$66,034,605
See notes to financial statements.

I/N TEK
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Retained Earnings - Net of Distributions	Accumulated Other Comprehensive Loss	Total Partners’ Equity (Deficit)
BALANCE–January 1, 2018	$25,910,023	$(5,064,676)	$20,845,347
Distributions to Partners - return on investment	(58,923,950)	—	(58,923,950)
Net income	63,460,789	—	63,460,789
Other comprehensive income	—	2,573,816	2,573,816
BALANCE–December 31, 2018	$30,446,862	$(2,490,860)	$27,956,002
Distributions to Partners - return on investment	(57,423,853)	—	(57,423,853)
Net income	66,413,667	—	66,413,667
Other comprehensive income	—	(7,714,126)	(7,714,126)
BALANCE–December 31, 2019	$39,436,676	$(10,204,986)	$29,231,690
See notes to financial statements.

I/N TEK
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$66,413,667	$63,460,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,873,246	9,044,443
Changes in assets and liabilities:
Receivable from related parties	(4,460,379)	(4,846,815)
Other current assets	89,303	(22,195)
Other assets	(783,324)	(534,571)
Accounts payable	509,972	(81,388)
Payables to related parties	1,094,112	20,764
Accrued interest	(46,323)	14,473
Other accrued liabilities	(812,258)	3,290,508
Deferred employee benefits	3,011,323	2,936,073
Net cash provided by operating activities	73,889,339	73,282,081

CASH FLOWS FROM INVESTING ACTIVITIES–Capital expenditures:	(12,891,757)	(13,226,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from capital loans from Partners	9,964,930	8,099,710
Principal payments on capital loans from Partners	(13,727,336)	(11,468,883)
Distributions to Partners:
AMUSA Tek, Inc.	(34,454,312)	(35,354,370)
NS Tek, Inc.	(22,969,541)	(23,569,580)
Net cash used in financing activities	(61,186,259)	(62,293,123)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(188,677)	(2,237,619)
CASH AND CASH EQUIVALENTS–Beginning of year	2,113,310	4,350,929
CASH AND CASH EQUIVALENTS–End of year	$1,924,633	$2,113,310

NONCASH INVESTING ACTIVITIES–Capital expenditures included in accounts payable at year-end	$565,045	$445,737
CASH PAID DURING THE YEAR FOR–Interest	$1,530,769	$1,479,688
See notes to financial statements.

I/N TEK
(A Partnership between Subsidiaries of
ArcelorMittal USA LLC and Nippon Steel Corporation)
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General Description of the Partnership—I/N Tek (the “Partnership”), a Delaware limited partnership, is 60% owned by ArcelorMittal Tek, Inc. (“AMUSA Tek”), a wholly owned subsidiary of ArcelorMittal USA LLC (“AMUSA”), and 40% owned by NS Tek, Inc. (“NS Tek”), an indirect wholly owned subsidiary of Nippon Steel Corporation (NSC) (collectively, the “Partners”). The Partnership was formed for the purpose of constructing, owning, financing, and operating a continuous cold-rolling mill steel finishing facility to process hot band steel into cold-rolled steel for a tolling fee. The Partnership was formally commissioned on March 19, 1990. Funding was provided by the Partners and by a loan from Mitsui & Co., Ltd.; Mitsubishi Corporation; and Sojitz Corporation (the “Trading Companies”). The Partners provided capital to the Partnership in proportion to their ownership interests. Refer to Note 2.
Cash Equivalents—The Partnership considers all highly liquid, short-term investments purchased with original maturities of three months or less to be cash equivalents.
Property, Plant, and Equipment—Property, plant, and equipment are stated at cost. Depreciation for most asset classes is recorded on a straight-line basis over the estimated useful lives of the assets.
Depreciation is provided over the following estimated service lives:

Building	45 years
Land Improvements	20 years
Computer equipment and software	5 years
Machinery and equipment	21.5 years
Furniture and fixtures	10 years
For roll shop rolls, depreciation is recorded on the basis of actual roll consumption. Major improvements that add to productive capacity or extend the life of an asset are capitalized, while repairs and maintenance are charged to expense as incurred. The carrying amount for long-lived assets is reviewed whenever events or changes in circumstances indicate that an impairment may have occurred.
Spares and Repair Parts—Spares and repair parts are valued at cost. Such items comprise equipment replacement parts and miscellaneous operating supplies that are expected to be used in the future. Spares and repair parts are expensed as they are requisitioned for use.
Tolling Revenue— The Partnership does not take title to and does not have control over inventory and materials provided by AMUSA to the Partnership; rather, the Partnership performs further processing on these materials and earns tolling revenue for performing these processing services. Tolling revenue is computed and recognized as tolling services are provided in accordance with the provisions of the AMUSA Tolling Agreement (the “Tolling Agreement”), as amended. The Tolling Agreement provides that tolling fees billed to AMUSA be computed on the basis of the Partnership’s cash operating, financing, and equity costs. Equity costs are based on operating levels achieved by the Partnership in a given period. The difference between tolling revenue recognized, tolling fees billed, and progress payments for toll processing made by AMUSA is included in the accompanying balance sheets as a net payable to or receivable from AMUSA, as applicable. The net payable to or receivable from AMUSA is settled on a monthly basis. See further discussion in Note 4.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:
•Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities;
•Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•Level 3 — Unobservable inputs that reflect the reporting entity’s own assumptions.
The Partnership’s financial instruments, consist primarily of cash and cash equivalents, capital loan from Partners as well as accounts receivable and accounts payable. The fair values of accounts receivable and accounts payable approximate their carrying value because of the short-term maturity of the instruments.
Comprehensive Income —The Partnership reports comprehensive income in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 220, Comprehensive Income. ASC Topic 220 requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, in a financial statement for the period in which they are recognized.
Reclassification—Certain amounts in the financial statements for the year ended December 31, 2018 have been adjusted to be consistent with the current year presentation.
New Accounting Pronouncements —In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 supersedes the revenue recognition requirements in ASC 606—Revenue Recognition, and most industry-specific guidance. This ASU requires that entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. The Partnership adopted this new standard on January 1, 2019. The adoption of this standard did not affect the amount or timing of our usual sales transactions.
In March 2017, the FASB issued ASU No. 2017-07, Compensation — Retirement Benefits. This ASU requires that components of net periodic pension cost and net periodic postretirement benefit cost (pension and OPEB cost) other than current service be presented separately on the statement of operations and excluded from the subtotal operating income. Previously I/N Tek presented all pension and OPEB cost on the line Processing costs. We adopted this ASU in 2019 and $825,142 of expense is shown on the line Non-operating postretirement benefit expense. Amounts for 2018 were recast consistent with the new presentations with the amount shown for processing costs decreased by $624,386 in 2018 with a corresponding amount in a new line shown after the subtotal operating income.
2. ORGANIZATION OF THE PARTNERSHIP
On December 20, 2002, the Partners agreed to extend the term of the Partnership through December 31, 2021, and to amend and restate the Basic Agreement (“Basic Agreement”) in its entirety.

In accordance with the Basic Agreement, as amended, between AMUSA and NSC, dated July 21, 1987, AMUSA Tek and NS Tek were required to contribute to the Partnership $90 million and $60 million, respectively, for a total capital contribution of $150 million. In addition, the Partnership obtained a financing commitment of $381 million from the Trading Companies. In 1990, pursuant to the terms of the Basic Agreement, as amended, the Partners agreed to contribute $45 million in additional capital in proportion to their respective interests. The Partners were required to contribute $36 million to complete the Partnership facility and agreed to make the remaining $9 million commitment available for subsequent capital improvements. The $9 million commitment for capital improvements was fully satisfied in 1993. Additional capital improvement needs may be funded under a subordinated Partner Capital Expenditure Loan Agreement (see Note 3) or through the Tolling Agreement (see Note 4).
The Partnership operates as an independent entity under the control of a management committee (the “Management Committee”) comprising three representatives of AMUSA Tek and two representatives of NS Tek. Significant matters, as stipulated in the Partnership Agreement, require unanimous approval by the Management Committee. In accordance with the terms of the Tolling Agreement between AMUSA and the Partnership dated July 21, 1987, as amended, the Partnership processes steel for AMUSA, which pays a toll to the Partnership for this service. Pursuant to the Tolling Agreement, AMUSA generally has exclusive rights to the productive capacity of the Partnership. The Partnership is also a party to a tolling agreement with Nippon Steel Sales (“NS Sales”) with respect to unused capacity of the Partnership. NS Sales must obtain the prior approval of AMUSA in order to process steel under the Tolling Agreement (see Note 4 for further discussion of the tolling agreements).
The Partners have entered into several other agreements relating to services, personnel, and certain technologies provided by the Partners. These agreements are discussed further in Note 4.
3. CAPITAL LOANS FROM PARTNERS
On July 29, 1993, the Partnership entered into a loan arrangement with the Partners. The Partner Capital Expenditure Loan Agreement (“Capital Agreement”) provides the Partnership with the ability to obtain loans from the Partners to fulfill certain types of maintenance and capital expenditure needs. The Partnership obtained Capital Agreement loans in 2019 and 2018 totaling $9,964,930 and $8,099,710, respectively.
The Capital Agreement calls for semiannual payments commencing six months from the date of each draw under the Capital Agreement. The amount and maturity period of each draw is determined by recommendation of the Management Committee. Maturities range from 2018 to 2021. The rate of each borrowing is 2% more than the average yield to maturity of the most recently issued five-year U.S. Treasury note (or shorter maturity note if the borrowing maturity is less than five years), readjusted every five years as necessary based upon the maturity of the note. If the Partnership fails to make timely payments under the Capital Agreement, upon demand by the Partners, it shall pay interest on the overdue amount from the due date to the date of actual payment at a rate of 2% per annum above the rate that would have been payable if the overdue amount had, during the period of nonpayment, constituted a draw under the Capital Agreement. Interest rates on borrowings under the Capital Agreement range from 3.04% to 4.78%.
The current portion of capital loans from Partners at December 31, 2019 and 2018, comprises the following:

	2019	2018
Current portion of loans under capital agreements
AMUSA Tek	$11,137,574	$8,236,891
NS Tek	7,425,050	5,491,260
Total current portion of capital loans from Partners	$18,562,624	$13,728,151

The noncurrent portion of capital loans from Partners at December 31, 2019 and 2018, comprises the following:

	2019	2018
Loans under capital agreements maturing from January 1, 2021 to July 21, 2021:
AMUSA Tek	$11,813,044	$16,971,173
NS Tek	7,875,363	11,314,115
Total noncurrent portion of capital loans from Partners	$19,688,407	$28,285,288
Total capital loans from Partners	$38,251,031	$42,013,437
The aggregate maturities of capital loans from Partners at December 31, 2019 are as follows:

Years Ending December 31
2020	$18,562,624
2021	19,688,407
Total	$38,251,031
4. COMMITMENTS AND RELATED-PARTY TRANSACTIONS
In connection with its formation, the Partnership entered into a number of agreements with AMUSA, NSC, and the Partners, which have defined each party’s commitments with regard to the Partnership. The material aspects of certain significant agreements and the related commitments of the Partnership are discussed in the following paragraphs.
Service and Personnel Dispatch Agreements—To coordinate the operation and management of the Partnership, Service and Personnel Dispatch Agreements were entered into with the Partners’ parent companies. The Service Agreements provide for certain services to assist in operating the Partnership. The services are rendered at the request of the President of the Partnership, and compensation for such services is based upon actual costs incurred in rendering such services. The Personnel Dispatch Agreements with AMUSA and NSC call for each to furnish the Partnership with personnel to assist in the management and technical organization of the Partnership. Employees furnished to the Partnership are compensated based on a salary structure approved by AMUSA and NSC. The Partnership also pays benefits and relocation expenses for these employees. The costs incurred under these agreements were $462,095 and $427,929 for the years ended December 31, 2019 and 2018, respectively, and are included in operating expenses in the statements of operations and comprehensive income.
ArcelorMittal USA LLC Tolling Agreement and NS Sales Tolling Agreement—The Partnership has entered into tolling agreements, as amended, with AMUSA and NS Sales, each of which sets forth certain rights and obligations of the parties thereto with regard to use of the production capabilities of the Partnership. NS Sales’ right to obtain processing services from the Partnership is limited to unused capacity, and approval must be obtained from AMUSA to exercise its right. No amounts were recorded under the NS Sales Tolling Agreement in either 2019 or 2018.
Under the terms of the Tolling Agreement, as amended, the Partnership has agreed to sell processing services only to AMUSA or NS Sales. AMUSA is required to provide the Partnership with all hot band steel necessary to perform the processing and to pay a toll for all processing services. AMUSA retains title and risk to all hot band steel shipped to the Partnership for processing. The toll is computed monthly based upon a predetermined formula and totaled $167,216,544 and $167,776,879 for the years ended December 31, 2019 and 2018, respectively, and is reflected as tolling revenue in the statements of operations and comprehensive income.
As defined in the Tolling Agreement, AMUSA is obligated to use a minimum amount of the production capabilities of the Partnership or be subject to a base loading fee (the “Base Loading Obligation”). The Base Loading Obligation for each semiannual computation period equals the difference between the tolling revenue, which would have been payable to the Partnership if the number of hours of processing services performed had equaled the minimum required hours as agreed to by the Partners, and the actual amount of processing hours utilized in the period. AMUSA met its Base Loading Obligation in 2019 and 2018.
Relationship to I/N Kote—During 1989, a second partnership, I/N Kote, was formed to construct, own, finance, and operate a facility to process hot-dipped galvanized and electrogalvanized steel. I/N Kote became fully operational on July 1, 1992. I/N Kote is owned equally by AMUSA—Kote Inc. (a subsidiary of AMUSA) and NS Kote, Inc. (an indirect wholly owned subsidiary of NSC). I/N Kote and the Partnership operate concurrently and adjacent to each other in New Carlisle, Indiana. AMUSA is the exclusive supplier of substrate to I/N Kote through various AMUSA locations, primarily AMUSA’s Indiana Harbor Works or through the Partnership. The Partnership shares its senior management and other personnel resources with I/N Kote. Salaried employees’ assignment to the appropriate company is determined by the Management Committee.
As of December 31, 2019 and 2018, receivables of $361,027 and $174,459, respectively, from I/N Kote relate primarily to utility charges paid by the Partnership on behalf of I/N Kote.
Progress Payments—The Partnership has entered into an agreement with AMUSA wherein AMUSA makes periodic progress payments for toll processing. The agreement requires the application of the progress payments toward toll activities. These periodic progress payments allow the Partnership to meet its operating cash needs and are reflected within the balance sheets in the net payable to or receivable from AMUSA. Progress payments include amounts for certain long-term assets, consisting of roll shop rolls and spares. The funding for these assets will be earned by the Partnership as the costs of the acquired assets are recognized in expense and recovered as tolling revenue under the Tolling Agreement. As of December 31, 2019 and 2018, the unamortized amount of toll-funded assets (included in Property, Plant, and Equipment in the balance sheets) was $23,667,678 and $21,058,525, respectively.
Receivable from AMUSA—Indiana Harbor East—At December 31, 2019 and 2018, the Partnership has amounts due from AMUSA Indiana Harbor East representing the net of tolling revenue due, receivable for other postretirement benefits, progress payments made by AMUSA, and utility charges paid by AMUSA Indiana Harbor East on behalf of the Partnership. As of December 31, 2019 and 2018, the amount due from AMUSA Indiana Harbor East was $50,253,269 and $45,979,458, respectively.
5. RETIREMENT BENEFIT PLANS
Pension Plan— The Partnership maintains a 401(k) plan for bargaining unit employees. The Partnership does not contribute to this plan.
The Partnership provides defined benefit pension benefits to employees hired before November 2005 through the Partnership-sponsored pension plan administered by AMUSA (the “I/N Tek Plan”). Benefits under this sponsored plan are based on both service rendered while employed at the Partnership and any service rendered at affiliated companies prior to transfer to the Partnership. The I/N Tek Plan is a noncontributory defined benefit pension plan covering most all of the Partnership’s employees. Benefits for most non-represented employees are determined under a “Cash Balance” formula as an account balance that grows as a result of interest credits and of allocations based on a percentage of pay. Participants are credited at a rate of 5%. Benefits for wage and salaried employees represented by the United Steelworkers (“USW”) are determined as a monthly benefit at retirement based on a fixed rate and service. In 2018, the Company signed a new four-year agreement with the USW. Changes to the monthly rate earned for certain periods of service resulted in a modest increase to the projected benefit obligation. The plan assets are invested in stocks, bonds, real estate, and other investments. All the plan assets of the sponsored plan are held in the ArcelorMittal USA LLC Pension Trust (the “Trust Fund”). The Partnership’s actuarial method used in the determination of pension expense is the projected unit credit cost method.
The AMUSA sets the investment objectives for the plan through its Statement of Investment Policy which states:

•Investments of the Trust Fund are made solely in the interest of the participants and beneficiaries of the I/N Tek Plan and for the exclusive purposes of providing benefits to such participants and their beneficiaries and defraying the reasonable expenses of administering the plan and the Trust Fund.
•The investment objectives shall be to (a) provide long-term growth (in the form of income and/or capital appreciation) in trust assets so as to maximize the amounts available to provide benefits to plan participants and their beneficiaries and (b) maintain adequate liquidity in the Trust Fund’s assets to permit timely payment of all benefits to such participants and their beneficiaries. In carrying out these objectives, short-term fluctuations in the value of the Trust Fund’s assets shall be considered secondary to long-term investment results.
•The Trust Fund shall be invested with the care, skill, prudence, and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would use in the investment of a fund of like character and with like aims.
The Pension Fund Management Committee (the “Committee”) of the board of directors of AMUSA has general supervisory authority over the Trust Fund. The Committee has established the following asset allocation targets:

Equity securities - domestic	20 to 60%
Equity securities - international	10 to 35
Fixed income (including cash)	15 to 45
Real estate	0 to 10
Alternative investments	0 to 25
The Policy provides for broad ranges around these targets to reduce rebalancing trading cost and facilitate the management of the Trust Fund. Investment risk is monitored on an ongoing basis, in part through the use of quarterly investment portfolio reviews, compliance reporting by investment managers, and periodic asset/liability studies and reviews of the sponsored plan’s funded status.
The Partnership used a long-term rate of return assumption on assets of 5.70% for 2019 and 2018. This assumption is viewed in a long-term context and is evaluated annually. The expected return assumption is supported by the asset allocation of the trust and the historical long-term return on trust assets.
The Partnership did not contribute to the Trust Fund in 2019 or 2018 and expects to contribute $4,296,000 in 2020.

Reconciliation of the pension benefit obligation and plan assets for the measurement periods ended December 31, 2019 and 2018, was as follows:

	2019	2018
Change in benefit obligation:
Benefit obligation - beginning of year	$80,708,576	$82,400,419
Service cost	1,916,495	2,296,128
Interest cost	3,419,270	2,980,356
Actuarial loss (gain)	13,358,093	(4,500,396)
Plan amendments	—	783,729
Benefits Paid	(3,393,821)	(3,251,660)
Projected benefit obligation - end of year	$96,008,613	$80,708,576

Change in plan assets:
Fair value of plan assets - beginning of year	$56,894,876	$62,722,493
Actual return on plan assets	10,752,032	(2,575,957)
Benefits paid	(3,393,821)	(3,251,660)
Fair value of plan assets - end of year	$64,253,087	$56,894,876

Unfunded status of the plan	$(31,755,526)	$(23,813,700)

Noncurrent pension liability - end of year	$(31,755,526)	$(23,813,700)
The accumulated benefit obligation was $95,802,907 and $80,512,355 at December 31, 2019 and 2018.
Lower discount rates partially offset by better than expected asset performance resulted in an actuarial loss for 2019. The net actuarial loss in 2018 was a result of lower than expected asset performance partially offset by a lower benefit obligation principally because of higher discount rates. The discount rates used in the determination of the actuarial present value of the projected benefit obligation were 3.13% for 2019 and 4.23% for 2018. The discount rate used to measure the liability at year-end is used to calculate the net periodic expense in the following year. The discount rates used in the determination of the net periodic benefit costs were 4.23% for 2019 and 3.69% for 2018. The assumed rate of increase in future compensation levels was 2.5% for 2019 and 2018.
Components of net periodic benefit cost for the years ended December 31, 2019 and 2018 in the statements of operations and comprehensive income were as follows:

	2019	2018
Service cost	$1,916,495	$2,296,128
Interest cost	3,419,270	2,980,356
Expected return on plan assets	(3,271,634)	(3,275,580)
Amortization of prior service cost	—	13,942
Recognized net actuarial loss	116,280	408,084
Net periodic benefit cost	$2,180,411	$2,422,930

The benefit payments below, which reflect expected future service are expected to be paid as follows:

Years Ending December 31
2020	$4,075,366
2021	4,005,918
2022	4,834,656
2023	5,250,855
2024	5,756,527
2025 - 2029	30,708,237
The fair value of the Partnership’s share of the Trust Fund assets percentage was 2.25% at December 31, 2019. The asset category and fair value hierarchy follows:

Asset Type	Level 1	Level 2	Level 3	Total
Domestic equity	$4,476,754	$15,874,595	$—	$20,351,349
International equity	6,327,900	2,215,404	—	8,543,304
Emerging market equity	—	1,588,893	—	1,588,893
Fixed income	2,763,070	22,189,640	—	24,952,710
Real estate	—	—	2,520,008	2,520,008
Alternatives	—	2,797,640	3,499,183	6,296,823
Total	$13,567,724	$44,666,172	$6,019,191	$64,253,087
The fair value of the Partnership’s share of the Trust Fund assets percentage was 2.50% at December 31, 2018. The asset category and fair value hierarchy follows:

Asset Type	Level 1	Level 2	Level 3	Total
Domestic equity	$3,905,609	$11,436,911	$—	$15,342,520
International equity	4,893,632	1,721,034	—	6,614,666
Emerging market equity	—	1,207,553	—	1,207,553
Fixed income	1,868,558	21,901,906	—	23,770,464
Real estate	—	—	3,421,880	3,421,880
Alternatives	—	2,972,668	3,565,125	6,537,793
Total	$10,667,799	$39,240,072	$6,987,005	$56,894,876
A description of the valuation methodologies for measuring assets at fair value is as follows:
•Equity securities are valued at the closing price reported on the active market on which the security is traded and are classified as Level 1. Some common collective trust investments consist of publicly traded equity securities but the fund itself is not publicly traded, so these investments are classified as Level 2.
•Fixed income assets consist of corporate bonds and notes, preferred stock, mutual funds, government securities, and common collective trusts. Fixed income mutual funds and some government securities made up of U.S. Treasury notes and bonds are classified as Level 1 since there is an active publicly traded market. Most collective trusts consist of corporate bonds. These are classified as Level 2 as the underlying securities are not publicly traded but there is an observable price for similar securities in the market.

•Real estate assets are Level 3 and is valued at the fair value of the underlying assets held at year-end, which the custodian of the fund obtains from third-party appraisers.
•Assets valued as Level 2 are a collective trust fund where observable inputs are used to establish a value. Asset valued as Level 3 are primarily limited partnerships that have liquidity constraints. Generally, alternative assets are valued at the Partnership’s proportionate share of the fair value of the fund at year-end, which the custodian of the fund obtains from third-party pricing services.
Purchases of Level 3 investments were $230,919 in 2019 and $271,205 in 2018.
The USW contract requires the Partnership to contribute to a multiemployer pension plan known as the Steelworkers Pension Trust (“SPT”) (EIN 23-6648508 Plan No. 499). Almost all of our represented employees who are not eligible for the Partnership sponsored defined benefit pension plan participate in the SPT. The SPT provides pension benefits upon retirement based on employer contributions and accrual rates while participating in the plan. During 2018 the contribution rate was increased to $3.50 per contributory hour. Expense recognized for the contributions when the employee worked an eligible hour was $1,092,394 in 2019 and $783,303 in 2018.
Under a multiemployer plan arrangement, several employers make contributions into a single plan. The assets of the plan can be used to pay the benefits of all participants (retirees and dependents) and are not limited to the participants of a particular employer. If an employer stops contributing to the plan, any unfunded obligations may be borne by the remaining employers. Additionally, if an employer no longer participates in the plan (for example because it no longer employs participants in the plan), it may be required to pay an amount based on the underfunded status of the plan known as a withdrawal liability.
As of December 31, 2018 (the last date for which there is public information), there were 485 participating employers in the SPT. The Partnership did not make more than 5% of the total contributions into the plan. As of December 31, 2019 and 2018, the SPT was in the “green” zone under the Pension Protection Act of 2006 meaning that it is not presently considered endangered or in critical status. As such, the plan is not required to make any funding or improvement plan.
Retiree Health Benefits—Substantially all USW represented employees hired before June 23, 2016 are covered under postretirement life insurance and medical benefit plans that require deductible and premium payments from retirees. The postretirement life insurance benefits are primarily specific amounts for hourly employees. Most Medicare eligible participants participate in a Medicare Advantage Plan. The Company charges participants for a portion of the cost and pays a premium to a third-party insurer. Pre-Medicare retirees are covered under a self-insured plan. Employees hired after June 23, 2016 are not eligible for postretirement medical or life insurance benefits. In lieu of retiree medical coverage, these employees will receive a 401(k) contribution of $0.50 per hour worked to a restricted Retiree Health Care Account. There were minor changes to the postretirement medical benefits under the new labor contract, mainly related to the premiums paid by participants.

Reconciliation of the other postretirement benefit obligations from December 31, 2018 through the measurement date of December 31, 2019, was as follows:

	2019	2018
Change in benefit obligation:
Benefit obligation - beginning of year	$43,353,750	$47,117,652
Service cost	915,596	1,064,740
Interest cost	1,908,351	1,777,955
Actuarial loss (gain)	605,586	(6,437,437)
Benefits paid	(611,253)	(1,037,566)
Plan amendments	—	870,406
Benefit obligation - end of year	46,172,030	43,355,750

Unfunded status of the plan	$(46,172,030)	$(43,355,750)

Current retiree medical liability	$(1,449,190)	$(1,414,533)
Noncurrent retiree medical liability	(44,722,840)	(41,939,217)
Benefit liability - end of year	$(46,172,030)	$(43,353,750)
Changing healthcare providers for Medicare eligible participants for a lower premium was primarily responsible for a significant actuarial gain in 2018. The discount rates used in the determination of the actuarial present value of the projected benefit obligation were 3.38% for 2019 and 4.38% for 2018. The discount rates used in the determination of the net periodic benefit costs were 4.38% for 2019 and 3.83% for 2018. For purposes of measuring the expected cost of benefits covered by the plan for next year, we assumed an average health care trend rate of 6.55% for pre-Medicare retirees trending down until it reaches an ultimate trend rate of 4.5% in 2027. For Medicare eligible participants, the trend rate next year is 5.00% and is expected to increase in the next few years and then decrease before reaching an ultimate trend rate of 4.50% in 2029.
Components of net periodic benefit cost for the years ended December 31, 2019 and 2018 in the statements of operations and comprehensive income, were as follows:

	2019	2018
Service Cost	$915,596	$1,064,740
Interest Cost	1,908,351	1,777,955
Amortization of prior service cost	(1,347,125)	(1,481,033)
Recognized net actuarial loss	—	200,662
Net periodic benefit cost	$1,476,822	$1,562,324
The payments for retiree health benefits, which reflect expected future service, are expected to be paid as follows:

Years Ending December 31
2020	$1,449,190
2021	1,522,936
2022	1,699,131
2023	1,770,942
2024	1,898,396
2025 - 2029	10,037,225

For all retirement plans, components of accumulated other comprehensive loss for the years ended December 31, 2019 and 2018, were as follows:

	2019	2018
Unrecognized actuarial loss	$13,019,230	$6,535,949
Prior service cost not yet recognized	(2,814,244)	(4,045,089)
Accumulated other comprehensive loss	$10,204,986	$2,490,860
6. CONCENTRATION OF RISKS
As of December 31, 2019 and 2018, approximately 85% of the active workforce was represented by the USW. The existing labor contract between the USW and the Partnership was renewed effective September 1, 2018. This contract expires on September 1, 2022.
7. INCOME TAXES
The results of operations of the Partnership are included in the income tax returns of the Partners, and accordingly, no provision for income taxes is included in the accompanying financial statements.
8. CONTINGENCIES
The Partnership is involved in various legal proceedings, which are incidental to the ordinary course of its business. Management does not believe that the adverse determination of any such routine litigation, either individually or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows.
9. SUBSEQUENT EVENTS
The Partnership has evaluated subsequent events through the date the financial statements were issued, March 30, 2020. There are no subsequent events to disclose as of March 30, 2020.
The Partnership’s business operations and financial condition may be materially and adversely affected as a result of any weakening end-use market demand for steel in the wake of the global coronavirus outbreak. Due to the significant uncertainties surrounding the potential impacts of the coronavirus outbreak, the extent of any potential negative impact to the Partnership’s operating results and financial condition cannot be reasonably estimated.